Exhibit 99.1

700 UNIVERSE BOULEVARD
JUNO BEACH, FL 33408

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/NEE or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2026 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2026 for shares held in the NextEra Energy, Inc. Employee Retirement Savings Plan ("Plan"). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NEE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2026 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2026 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy/confidential voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02115-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/CONFIDENTIAL VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTERA ENERGY, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3:	For	Against	Abstain
1. To approve the issuance of shares of common stock, par value $0.01 per share ("NextEra Energy common stock"), of NextEra Energy, Inc. ("NextEra Energy") to shareholders of Dominion Energy, Inc. ("Dominion Energy") in the first merger contemplated by the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NextEra Energy, Dominion Energy, WG Development Corp. and CS Holdco, LLC (as that agreement may be amended from time to time, the "merger agreement"), and the first plan of merger, copies of which are included as Annex A and Annex B, respectively, to the joint proxy statement/prospectus (the "NextEra Energy share issuance proposal").	☐	☐	☐
2. To approve an amendment to NextEra Energy's articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in the joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. attached as Annex G to the joint proxy statement/prospectus (the "NextEra Energy charter amendment proposal").	☐	☐	☐
3. To adjourn the NextEra Energy special meeting to a later date or time, if necessary or appropriate, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting (as defined in the joint proxy statement/prospectus) pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day (the "NextEra Energy adjournment proposal").	☐	☐	☐

NOTE: The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

The shares represented by this proxy/confidential voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned. **If a proxy card is returned without an indication as to how the shares of NextEra Energy common stock represented are to be voted, the NextEra Energy common stock represented by the proxy will be voted in accordance with the recommendation of the NextEra Energy board of directors and, therefore, "FOR" the NextEra Energy share issuance proposal, "FOR" the NextEra Energy charter amendment proposal and "FOR" the NextEra Energy adjournment proposal.** If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy/the Trustee (as defined on the reverse side) will vote in their/its discretion on such matters.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T02116-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. NEXTERA ENERGY, INC. PROXY AND CONFIDENTIAL VOTING INSTRUCTION Special Meeting of Shareholders [TBD], 2026 This proxy is solicited on behalf of the Board of Directors. The shareholder(s) signing on the reverse side hereby appoint(s) David Flechner and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of common stock, par value $.01 per share, of NextEra Energy, Inc. (“NextEra Energy common stock”) that such shareholder(s) would be entitled to vote at the Special Meeting of Shareholders of NextEra Energy, Inc. to be held virtually via webcast at www.virtualshareholdermeeting.com/NEE2026SM on [TBD], 2026, at [TBD], Eastern Time, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on the reverse side and, in their discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof. This confidential voting instruction card is solicited on behalf of the Trustee (as hereinafter defined) of the Plan (as hereinafter defined). The participant or beneficiary in the NextEra Energy, Inc. Employee Retirement Savings Plan (“Plan”) signing on the reverse side, acting as a named fiduciary, hereby provides the voting instructions specified to the trustee of the Plan (the “Trustee”), which instructions shall be kept confidential and shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of NextEra Energy common stock that are held by the Trustee, in its capacity as Trustee of the Plan, as of [TBD], 2026, at the Special Meeting of Shareholders of NextEra Energy, Inc. to be held on [TBD], 2026, and at any adjournment(s) or postponement(s) thereof. As a named fiduciary, the participant has the right to direct the Trustee how to vote the shares allocated to the participant in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund. The Trustee must follow the participant's directions, except in limited circumstances. As a named fiduciary, the participant, and not the Trustee, will be responsible for the consequences of the voting directions given. As to the proposals listed on the reverse side, which are more particularly described in the Joint Proxy Statement/Prospectus, the voting instructions on this confidential voting instruction card will instruct the Trustee how to vote the number of shares of NextEra Energy common stock reflecting the participant's proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. The instructions will also determine the vote on a proportionate number of shares of NextEra Energy common stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If the participant does not give the Trustee voting instructions, the number of shares reflecting the participant's proportionate interest in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund will be voted by the Trustee in the same manner as it votes proportionate interests for which it receives voting instructions and a proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received. Continued, and must be signed and dated on the reverse side